Exhibit (b)
EX-99.906CERT

SECTION 906 CERTIFICATIONS

Vernon Barback, President and Chief Executive Officer of Russell Investments Exchange Traded Funds, a Delaware statutory trust (the “registrant”), and Ross Erickson, Treasurer, Chief Accounting Officer and Chief Financial Officer of the registrant, each certify that:

1.   The registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and
2.   The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Russell Investments Exchange Traded Funds and will be retained by Russell Investments Exchange Traded Funds and furnished to the Securities and Exchange Commission or its staff upon request.

Russell Investments Exchange Traded Funds

By:      /s/ Vernon Barback
            Vernon Barback
President & Chief Executive Officer (Principal Executive Officer), Russell Investments Exchange Traded Funds

By:      /s/ Ross Erickson
            Ross Erickson
Treasurer, Chief Accounting Officer (Principal Accounting Officer) and Chief Financial Officer (Principal Financial Officer), Russell Investments Exchange Traded Funds

Date:  May 14, 2026

*These certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this Form N-CSR or as a separate disclosure document.